UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2018

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code) 1411 Harney St., Suite 200 Omaha, Nebraska 68102
(857) 256-0079
___________________________________
(Former name or address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01                    Other Items

      On July 3, 2018, Boston Omaha Corporation (“the Company”) announced that Magnolia Capital Fund, LP no longer holds a majority of the voting power necessary to elect the Company’s outside directors. As a result, the Company must comply with all general NASDAQ corporate governance guidelines as the Company no longer qualifies for the “Controlled Company” exemption as defined by NASDAQ rules. The Company currently meets all NASDAQ general corporate governance guidelines except that it must add an additional independent director within the next year so that a majority of its Board of Directors is comprised of independent directors.

The change in Magnolia Capital Fund, LP’s percentage of voting power is due to several factors, including its pro rata distribution on June 30, 2018 of its Class A common stock to its limited partners (a majority of which distributed shares continue to be held by other entities controlled by Magnolia or Magnolia BOC II LP as well as shares held by Adam Peterson, the Company’s Co-Chief Executive Officer and shares held by Magnolia Group, LLC, the general partner of Magnolia BOC I LP and Magnolia BOC II LP) and recent share issuances by the Company under its private placement completed in May 2018 and its previously announced at-the-market offering. After these issuances, Magnolia remains the holder of the largest percentage of voting power of the Company’s Class A common stock and Class B common stock on a combined basis at approximately 32.6% based on outstanding shares and approximately 33.1% if all Class B common stock warrants held by Magnolia Capital Fund, LP are exercised.

In addition, the private placement completed in May resulted in 50% of the shares sold in that private placement being sold to Boulderado BOC I LP. Shares previously held by Boulderado Partners, LLC and the shares sold to Boulderado BOC I LP are voted by Boulderado Group, LLC, of which Alex Rozek, the Company’s Co-Chief Executive Officer serves as manager. After taking into effect the private placement, the at-the-market offering and the recent distribution by Magnolia Capital Fund, LP to its partners, the voting power of the shares controlled by Boulderado Group, LLC increased to approximately 29.9% of all Company voting power based on outstanding shares and approximately 30.6% if all Class B common stock warrants held by Boulderado Partners, LLC are exercised.

The Company has issued a press release entitled “Boston Omaha Corporation Announces End of NASDAQ Controlled Company Status”. The full text of the press release is attached to this Report on Form 8-K as Exhibit 99.1. The press release was also simultaneously filed on the Company’s website and is incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release dated July 3, 2018 titled “Boston Omaha Announces End of NASDAQ Controlled Company Status.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: July 3, 2018

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